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                               EXHIBIT 10.01

                               Contract with
                       Dr. Jesus Omar Sanchez Tiznado

























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                        Clinic Management Agreement
                        BioPulse International, Inc.
                                Dr. Sanchez

                             December 31, 1999

This Clinic Management Agreement ("Agreement") is made and entered into effective December 31, 1999, by and between BioPulse International, Inc. ("BioPulse") and Dr. Omar Sanchez ("Sanchez).

Sanchez is a licensed physician who owns and operates a medical clinic in Tijuana, Mexico ("Clinic"). Sanchez desires to hire BioPulse to provide management and marketing services for the Clinic. BioPulse is a clinic management and marketing company that desires to provide management services for the Clinic.

Therefore, in consideration of the mutual promises contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Sanchez duties. Sanchez agrees to perform the following services for the Clinic:

1.1 Clinic lease. Sanchez agrees to lease such space as shall be necessary and appropriate for the operations of the Clinic.

1.2 Medical services. Sanchez agrees to provide such medical services as he deems necessary and appropriate for the effective functioning of the Clinic. This includes supervising the medical staff, interviewing, treating, and monitoring the progress of Clinic patients, writing prescriptions, specifying needed equipment, supplies, and medications, and assuring compliance with applicable laws, rules, and regulations.

2. BioPulse duties. BioPulse agrees perform the following services for the Clinic:

2.1 Clinic development. BioPulse shall provide design and engineering services to assist Sanchez in the construction and build-out of the Clinic. This shall include such services as necessary to expand or move the Clinic as needed.

2.2 Personnel. BioPulse shall assist Sanchez in hiring medical and non-medical personnel to staff the clinic and provide medical services to patients. As part of its duties, BioPulse shall administer payroll, track sick leave and vacation time, monitor performance, and perform other employee-related functions.

2.3  Equipment and Supplies.  BioPulse shall provide all the equipment and
supplies necessary for the Clinic to operate properly.   The equipment and
supplies shall remain the property of BioPulse.

2.4 Financial services. BioPulse shall receive all deposits, insurance proceeds, and other income from patients and other clinic operations. BioPulse shall also pay all Clinic expenses, including rent, payroll, utilities, and other expenses.

2.5 Patient services. BioPulse shall provide transportation, lodging and meal services for Clinic patients and shall provide scheduling services to assure an orderly processing and steady patient flow.

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2.6  Marketing services.  BioPulse shall provide marketing services, including but not limited to advertising in appropriate magazines, newspapers, and other media; maintaining a web page to explain the services available at the Clinic; and providing telephone answering services to respond to inquiries and schedule patient visits and admissions. BioPulse shall also interface with media inquiries on behalf of the Clinic and manage public relations.

2.7 Clinic operations services. BioPulse shall provide general clinic operations services, including procurement, accounting, file management, communications, security, cleaning, and other services.

3. Compensation. As compensation for its services, BioPulse shall retain all funds generated by the operations of the clinic except $1,500, which shall be retained monthly by Sanchez.

4. Technology. BioPulse shall retain ownership of all its intellectual property, including trade names, trademarks, copyrights, patents, trade secrets, proprietary processes and procedures, software programs, designs, and systems. This shall include all intellectual property associated with the insulin-induced hypoglycemic treatment (IHT) and other technology introduced to the Clinic by BioPulse.

5. Additional Provisions. This Agreement shall be governed and construed in accordance with the laws of the State of Utah in the United States.
This Agreement may be executed in separate counterparts and by facsimile. Each counterpart when so executed and delivered shall be an original, and all counterparts together shall constitute one in the same instrument.
This Agreement shall become effective as of the day set forth above.

BIOPULSE INTERNATIONAL, INC.



By /s/ Jonathan Neville
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Its  President
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SANCHEZ


/s/ Omar Sanchez
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Dr. Omar Sanchez